                                                                     Exhibit L.2

                              BINGHAM MCCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110
                                  617.951.8000
                                617.951.8736 FAX
                                   bingham.com

                                                               December 21, 2004

Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3100
Chicago, Illinois 60602

RE:     Nuveen Equity Premium Opportunity Fund

Ladies and Gentlemen:

        We have acted as special Massachusetts counsel to Nuveen Equity Premium Opportunity Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 1 to be filed with the Securities and Exchange Commission on or about December 21, 2004 (as proposed to be amended, the "Registration Statement"), with respect to certain of its Common Shares of Beneficial Interest, par value of $.01 per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

        In connection with the furnishing of this opinion, we have examined the following documents:

                (a)     a certificate of the Secretary of the
        Commonwealth of Massachusetts as to the existence of the Fund;

                (b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Fund's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts (the "Declaration of Trust");

                (c) a certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration, Statement, By-Laws, and certain resolutions adopted by the Trustees of the Fund at a meeting held on

Bell Boyd & Lloyd LLC
December 21, 2004
Page 2

        November 16-18, 2004 (the "Resolutions"); and

                (d) a printer's proof dated December 20, 2004 of Pre-Effective Amendment No. 1.

        In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above. We have further assumed that the Fund's Declaration and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of issuance of such Shares.

        This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the legal existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

        This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply. In addition, to the extent that the Fund's Declaration or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Fund with such Act and such other laws and regulations.

        We understand that all of the foregoing assumptions and limitations are acceptable to you.

Bell Boyd & Lloyd LLC
December 21, 2004
Page 3

        Based upon and subject to the foregoing, please be advised that it is our opinion that:

        1.      The Fund is legally existing under the Fund's
Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

        2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust and By-Laws, will be legally issued, fully paid and non-assessable, except that, as indicated in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

        This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Bingham McCutchen LLP
                                           BINGHAM McCUTCHEN LLP